Exhibit 10.2

Dated May 2, 2018

Subscription Agreement

between

KONA GRILL, INC.

as Company

and

Berke Bakay

as the Purchaser

Table of Contents

(i)

LIST OF EXHIBITS

Exhibit A         --         Registration Rights Agreement

(ii)

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of May 2, 2018, by and between Kona Grill, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”) and Berke Bakay, a resident of the State of Arizona (the “Purchaser”).

RECITALS

A.     WHEREAS, the Company desires to issue, sell and deliver to the Purchaser, and the Purchaser desires to purchase and acquire from the Company, upon the terms and conditions set forth in this Agreement, the Purchased Shares (as defined below);

B.     WHEREAS, as a condition and inducement to the Purchaser’s willingness to enter into this Agreement, the Purchaser and the Company will enter into the Registration Rights Agreement (as defined below) at Closing;

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person;

“Agreement” has the meaning set forth in the Preamble;

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.02;

“Board” means the board of directors of the Company;

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York;

“Closing” has the meaning set forth in Section 2.01;

“Company” has the meaning set forth in the preamble;

“Company Employee Plan” means any written plan, program, policy, Contract or other arrangement providing for severance, termination pay, deferred compensation, performance awards, share or share-related awards, housing funds, insurance arrangements, fringe benefits, perquisites, superannuation funds retirement benefits, pension schemes or other employee benefits, that is maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or would reasonably expect to have any liability or obligation, other than, in each case, one that is sponsored and maintained by a Governmental Authority. For the voidance of doubt, the Company Employee Plans include, without limitation, the Company’s 2002 Stock Plan, the Company’s 2005 Employee Stock Purchase Plan, the Company’s 2005 Stock Award Plan and the Company’s 2012 Stock Award Plan.

“Company Indemnified Liabilities” has the meaning set forth in Section 6.02.

“Company Indemnitees” has the meaning set forth in Section 6.02.

“Contract” means any agreement, contract, lease, indenture, instrument, note, debenture, bond, mortgage or deed of trust or other agreement, commitment, arrangement or understanding;

“Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person or securities that represent a majority of the outstanding voting securities of such Person;

“Disclosure Letter” has the meaning set forth in Article IV;

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, claim, hypothecation, title defect, right of first option or refusal, right of pre-emption, third-party right or interests, put or call right, lien, adverse claim of ownership or use, or other encumbrance of any kind;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Financial Statements” has the meaning set forth in Section 4.10;

“GAAP” means the United States generally accepted accounting principles or other accounting standards adopted by a Person and applied consistently throughout the Financial Statements;

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local, municipal or other political subdivision or other government, governmental, regulatory or administrative authority, agency, board, bureau, department, instrumentality or commission or any court, tribunal, judicial or arbitral body of competent jurisdiction or stock exchange;

“Indemnified Liabilities” has the meaning set forth in Section 6.02;

“Indemnitees” has the meaning set forth in Section 6.02;

“Indemnitor” has the meaning set forth in Section 6.02;

“Intellectual Property” has the meaning set forth in Section 4.20;

“Judgment” has the meaning set forth in Section 4.17;

“knowledge” means, with respect to any party, the actual knowledge of such party’s executive officers (as defined in Rule 405 under the Securities Act) after due inquiry, including inquiry of other officers or employees of such party;

“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law), official policy, rule or interpretation of any Governmental Authority with jurisdiction over any of the Company or the Purchaser;

“Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (a) the business, properties, assets, liabilities, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that for purposes of clause (a) above, in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute, nor shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any effect resulting from compliance with the terms and conditions of, or from the announcement of the transactions contemplated by this Agreement and/or any other Transaction Document, (ii) any effect that results from changes affecting any of the industries in which the Company or its Subsidiaries operate generally or the economy generally, (iii) any effect that results from changes affecting general worldwide economic or capital market conditions, provided that any such changes in (ii) and (iii) do not disproportionately affect the Company in any material respect relative to other similarly situated participants in the industry in which they operate, (iv) any pandemic, earthquake, typhoon, hurricane, tornado or other natural disaster or similar force majeure event, (v) any failure to meet any internal or public projections, forecasts, or guidance, provided that the underlying causes that lead to any failure to meet any internal or public projections, forecasts, or guidance as set forth in (v) are not exceptions to a Material Adverse Effect, or (vi) any change in the Company’s stock price or trading volume, in and of itself, provided that the underlying causes that lead to any change in the Company’s stock price or trading volume as set forth in (vi) are not exceptions to a Material Adverse Effect;

“Material Contract” has the meaning set forth in Section 4.14;

“Memorandum and Articles” means the articles of incorporation and bylaws of the Company in effect from time to time;

“NASDAQ” means the Nasdaq Global Market;

“Common Stock” mean the common stock, par value $0.01 per share, of the Company;

“Per Share Purchase Price” has the meaning set forth in Section 2.01.

“Permits” has the meaning set forth in Section 4.18(b);

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Authority;

“Proceedings” has the meaning set forth in Section 4.17;

“Public Documents” has the meaning set forth in Section 4.09;

“Purchaser” has the meaning set forth in the preamble;

“Purchased Shares” means [492,997] shares of Common Stock to be issued to the Purchaser pursuant to Section 2.01;

“Purchased Shares Purchase Price” has the meaning set forth in Section 2.02;

“Registration Rights Agreement” means the registration rights agreement substantially in the form attached hereto as Exhibit A;

“Returns” has the meaning set forth in Section 4.19;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities” means any Common Stock or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company;

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint stock company, joint venture or other organization or entity, whether incorporated or unincorporated, which is Controlled by such Person;

“Tax” has the meaning set forth in Section 4.19;

“Transaction Documents” mean this Agreement, the Registration Rights Agreement, and each of the other agreements and documents entered into or delivered by the parties hereto or their respective Affiliates in connection with the transactions contemplated by this Agreement; and

“U.S.” or “United States” means the United States of America.

Section 1.02 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)     when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement;

(b)     the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)     the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d)     all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e)     the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f)     references to a Person are also to its successors and permitted assigns;

(g)     all time references in this Agreement shall refer to the local time in Hong Kong unless otherwise specified; and

(h)     the use of the term “or” is not intended to be exclusive.

Article II

PURCHASE AND SALE OF SECURITIES

Section 2.01 Sale and Issuance of the Purchased Shares. Immediately after the execution of this Agreement or at such other time as the parties hereto shall mutually agree, (i) the Company shall issue and sell to the Purchaser, and the Purchaser shall subscribe for and purchase from the Company, the Purchased Shares (the “Closing”).

Section 2.02 Purchase Price. The purchase price per Purchased Share (the “Per Share Purchase Price”) shall be US$1.785 and the aggregate purchase price for the Purchased Shares (the “Purchased Shares Purchase Price”) shall be US$880,000.

Section 2.03 Closing.

(a)       Date and Time. The Closing shall take place remotely via the exchange of documents and signatures or at such places as the parties hereto shall mutually agree in writing. The Parties acknowledge and agree that all transactions occurring at the Closing shall be deemed to have been taken and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been executed and delivered simultaneously, and no proceedings or actions shall be deemed taken nor any document deemed executed or delivered until all have been taken, executed and delivered. Unless the Parties otherwise agree in writing, if the Closing is not consummated at or prior to three business days following the date of this Agreement, this Agreement shall automatically terminate and become null and void ab initio.

(b)         Payment and Delivery. On the date of the Closing:

(i)     (A) the Purchaser shall pay the Purchased Shares Purchase Price to the Company by electronic bank transfer of immediately available funds to a bank account designated in writing by the Company at least five (5) Business Days prior to the date of this Agreement;

(ii)     the Company shall deliver to the Purchaser:

(A)     a stock certificate representing the Purchased Shares, duly executed on behalf of the Company;

(B)     an indemnification agreement in respect of the Purchaser Director, dated the date of this Agreement, duly executed on behalf of the Company, in the form of the indemnification agreements to which the other directors of the Company are parties as of the Closing;

(C)     the Registration Rights Agreement, duly executed by the Company;

(c)         Restrictive Legend. Each certificate representing any of the Purchased Securities shall be endorsed with the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE  SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).  NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

Article III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as of the date hereof and as of the date of the Closing that:

Section 3.01 Organization. The Purchaser is a resident of the state of Arizona.

Section 3.02 Authorization; Enforcement; Validity. The Purchaser has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which he is a party and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Transaction Documents to which he is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action by the Purchaser and no other actions or proceedings on the part of the Purchaser is necessary to authorize the execution and delivery by him of this Agreement, the performance by him of his obligations hereunder or the consummation by him of the transactions contemplated by this Agreement. This Agreement and the other Transaction Documents to which he is a party have been or will be duly executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

Section 3.03 No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any Contract to which the Purchaser is a party, or (b) result in a violation of any Law applicable to the Purchaser, except in the case of clauses (a) and (b) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

Section 3.04 Consents. In connection with the entering into and performance of this Agreement and the other Transaction Documents, the Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, (a) any Governmental Authority in order for it to execute, deliver or perform any of his obligations under or contemplated hereby or thereby or (b) any third party pursuant to any agreement, indenture or instrument to which the Purchaser is a party, in each case in accordance with the terms hereof or thereof other than such as have been made or obtained.

Section 3.05 Status and Investment Intent.

(a)     Experienced Investor. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment. The Purchaser is an “accredited investor” as defined by Regulation D of the Securities Act of 1933, as amended.

(b)     No Public Sale or Distribution. The Purchaser is acquiring its corresponding portion of the Purchased Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of its portion of the Purchased Shares. The Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(c)     Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities Law. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Purchased Shares may only be offered, sold or otherwise transferred pursuant to an exemption from registration under the Securities Act.

Section 3.06 Brokers and Finders. Neither the Purchaser nor any of his Affiliates is a party to any agreement, arrangement or understanding with any Person that would give rise to any valid right, interest or claim against or upon the Company or the Purchaser for any brokerage commission, finder’s fee or other similar compensation, as a result of the transactions contemplated by the Transaction Documents.

Section 3.07 No Additional Representations. The Purchaser acknowledges that the Company make no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to the Purchaser in accordance with the terms hereof and thereof.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as of the date hereof and as of the date of the Closing that, except (a) as set forth in the correspondingly numbered section of the disclosure letter delivered by the Company to the Purchaser dated as of the date hereof (the “Disclosure Letter”) or as set forth in any other section of the Disclosure Letter where it is readily apparent on the face of such disclosure that such disclosure is intended to be an exception to such Section of this Article IV or (b) as set forth in its Public Documents filed prior to the date of this Agreement (without giving effect to any amendment thereto filed on or after the date of this Agreement and excluding disclosures of non-specific risks faced by the Company included in any forward-looking statement, disclaimer, risk factor disclosure or other similarly non-specific statements that are predictive, general or forward-looking in nature):

Section 4.01 Organization and Qualification. The Company is a corporation duly incorporated, organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authorization to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company has been duly organized, is validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization, and has the requisite corporate power and authorization to own, lease and operate its properties and to carry on its business as now being conducted except where to failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.02 Capitalization. (a) As of the date of this Agreement, the authorized share capital of the Company consists of 30,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, which shall have the rights as determined by the Board in accordance with the Memorandum and Articles. As of the date of this Agreement, 10,112,753 shares of Common Stock are issued and outstanding and (y) no preferred stock is issued and outstanding. As of the date of this Agreement, options to purchase 1,038,500 Common Stocks have been granted and are outstanding under the Company Employee Plans. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

(b)     Except for any obligations in connection with the Company Employee Plans or as otherwise set forth above in Section 4.02(a), as of the date of this Agreement, no Securities were issued, reserved for issuance or outstanding and no securities of any of its Subsidiaries convertible into or exchangeable or exercisable for any Securities were issued or outstanding. Except in connection with the Company Employee Plans, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters on which holders of Common Stock may vote (“Voting Company Debt”). Except in connection with the Company Employee Plans, as of the date of this Agreement, there are no Securities (including without limitation any shareholder rights plan or “poison pill”), stock-based performance units, share appreciation rights or other rights, Contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which the Company is bound (A) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional Securities or any Voting Company Debt, (B) obligating the Company or any of its Subsidiaries to issue, grant or enter into any such Securities, stock-based performance units, share appreciation rights or other rights, Contracts or undertakings or (C) that give any Person the right to receive any economic interest of a nature accruing to the holders of Common Stock, including any stock-based performance unit, share appreciation right or similar right or interest based on shares of the Company. Except in connection with Company Employee Plans, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Securities, stock-based performance units, share appreciation rights or other rights.

(c)     All of the issued equity securities of each Subsidiary of the Company are validly issued, fully paid and non-assessable, and were issued in compliance with the applicable registration and qualification requirements of applicable Laws.

Section 4.03 Authorization; Enforcement; Validity. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and perform its obligations under this Agreement and the other Transaction Documents and to issue the Purchased Shares in accordance with the terms hereof. The Board have duly and validly authorized the execution, delivery and performance of this Agreement and the other Transaction Documents and approved the consummation of the transactions contemplated hereby and thereby. No other filing, consent or authorization on the part of the Company is necessary to authorize or approve this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby or thereby, other than any required filing or notification with the SEC or the NASDAQ regarding the issuance of the Purchased Shares. This Agreement and the other Transaction Documents have been or will be duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. Without limiting the generality of the foregoing, no approval by the shareholders of the Company is required in connection with this Agreement and the other Transaction Agreement, the performance by the Company of its obligations hereunder or thereunder, or the consummation by the Company of the transactions contemplated hereby or thereby.

Section 4.04 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, the issuance of the Purchased Shares) will not (a) result in a violation of the articles of incorporation, bylaws or the constitutional documents of any of the Company’s Subsidiaries, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company or any Subsidiary of its Subsidiaries is a party, or (c) result in a violation of any Law applicable to the Company or by which any property or asset of the Company or any of its Subsidiaries is bound or affected), except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 4.05 Consents. In connection with the entering into and performance of this Agreement and the other Transaction Documents, the Company or any of its Subsidiary is not required to obtain any consent, authorization or order of, or make any filing or registration with, (a) any Governmental Authority in order for it to execute, deliver or perform any of its obligations under or contemplated hereby or thereby or (b) any third party pursuant to any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, in each case in accordance with the terms hereof or thereof other than such as have been made or obtained, and except for any required filing or notification with the SEC or the NASDAQ regarding the issuance of the Purchased Shares. The Company has no knowledge of any facts or circumstances that might prevent the Company from obtaining or effecting any of the filings or notifications described in the preceding sentence. The Company is not in violation of the listing requirements of the NASDAQ and has no knowledge of any facts that would reasonably lead to delisting or suspension of its Common Stocks from the NASDAQ in the foreseeable future.

Section 4.06 Issuance of Purchased Shares. The Purchased Shares are duly and validly authorized for issuance and sale to the Purchaser by the Company, and, when issued and delivered by the Company against payment therefor by the Purchaser in accordance with the terms hereof, shall be validly issued and non-assessable and free from all preemptive or similar rights, Taxes and Encumbrances and the Purchased Shares shall be fully paid with the Purchaser being entitled to all rights accorded to a holder of the Common Stocks. Assuming the accuracy of the representations and warranties set forth in Section 3.05 of this Agreement, the offer and issuance by the Company of the Purchased Shares is exempt from registration under the Securities Act.

Section 4.07 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Purchased Securities.

Section 4.08 No Integrated Offering. None of the Company, any of its Affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Purchased Shares under the Securities Act, whether through integration with prior offerings or otherwise.

Section 4.09 Public Documents. The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to the Securities Act or the Exchange Act (all of the foregoing documents filed with or furnished to the SEC and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Public Documents”). As of their respective filing or furnishing dates, the Public Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, as applicable, to the respective Public Documents, and, other than as corrected or clarified in a subsequent Public Document, none of the Public Documents, at the time they were filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC or its staff.

Section 4.10 Financial Statements. As of their respective dates, the financial statements of the Company included in the Public Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements (including any related notes thereto) fairly presented in all material respects the consolidated financial position of the Company as of the dates indicated therein and the consolidated results of its operations, cash flows and changes in shareholders’ equity for the periods specified therein, other than as corrected or clarified in a subsequent Public Document. The Financial Statements were prepared in accordance with GAAP applied on a consistent basis (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed to summary statements).

Section 4.11 No Undisclosed Liabilities. The Company and its Subsidiaries do not have any liabilities or obligations other than (a) liabilities or obligations reflected on, reserved against, or disclosed in the Company’s balance sheet as of December 31, 2017 (excluding those discharged or paid in full prior to the date of this Agreement), (b) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (c) liabilities incurred since December 31, 2017 in the ordinary course of business consistent with past practices and any liabilities incurred pursuant to this Agreement. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Public Documents or the Financial Statements nor any obligations to enter into any such arrangements.

Section 4.12 Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures as such terms are defined in, and required by, Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting for the fiscal years ended December 31, 2016 and 2017 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and such assessment concluded that such controls were effective and the Company’s independent registered accountant has issued (and not subsequently withdrawn or qualified) or will issue, as applicable, an attestation report concluding that the Company maintained effective internal control over financial reporting as of each of December 31, 2016 and December 31, 2017. To the knowledge of the Company, there is no reason that its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

Section 4.13 Absence of Changes. Since December 31, 2017, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice or its business expansion plans as disclosed in the Public Documents and there has not been:

(a)     any Material Adverse Effect;

(b)     (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any share capital of the Company or any of its Subsidiaries (except for dividends or other distributions by any Subsidiary to the Company or to any of the Company’s wholly owned Subsidiaries or (ii) any redemption, repurchase or other acquisition of any share capital of the Company or any of its Subsidiaries;

(c)     any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries;

(d)     any making or revocation of any material Tax election, any settlement or compromise of any material Tax liability, or any change (or request to any taxing authority to change) in any material respect of the method of accounting of the Company or any of its Subsidiaries for Tax purposes;

(e)     any amendment to the Memorandum and Articles of the Company;

(f)     any incurrence of material indebtedness for borrowed money or any guarantee of such indebtedness for another Person or any issue or sale of debt securities, warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries;

(g)     any adoption of resolution to approve or petition or similar proceeding or order in relation to a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(h)     any receiver, trustee, administrator or other similar Person appointed in relation to the affairs of the Company or its property or any part thereof; or

(i)     any agreement to carry out any of the foregoing.

Section 4.14 Contracts. Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and will continue to be so immediately after the Closing. Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches or defaults which would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have, or reasonably be expected to have, a Material Adverse Effect. A “Material Contract” shall refer to any of the following to which the Company or any of its Subsidiaries is party or subject to, or bound by, in each case, as of the date of this Agreement:

(a)     any Contract relating to Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole;

(b)     any Contract that would be required to be filed or furnished by the Company pursuant to the Instructions to Exhibits of Form 10-K under the Exchange Act;

(c)     any Contract that the Company reasonably believes calls for prospective fixed and/or contingent payments to the Company or any of its Subsidiaries in excess of US$300,000 in the aggregate under each such Contract;

(d)     any Contract involving payments in excess of US$300,000 in the aggregate under each such Contract;

(e)     any Contract, including any distribution agreements, containing covenants directly or explicitly limiting in any material respect the freedom of the Company and its Subsidiaries as a whole to compete in any geographic area, industry or line of business or with any Person or to offer any of its products or services, or any material exclusivity agreement relating to Intellectual Property, business opportunity or any resources or assets of the Company or any of its Subsidiaries;

(f)     any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in respect of an amount in excess of US$300,000 in the aggregate;

(g)     any employment contracts, severance or other agreements with officers or directors, or any employment contracts, severance or other agreements that contain special compensation or golden parachute payment with employees, stockholders or consultants, of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;

(h)     share redemption or purchase agreements or other agreements affecting or relating to the share capital of the Company or any of its Subsidiaries, including, without limitation, any agreement with any shareholder of the Company or any of its Subsidiaries which includes, without limitation, anti-dilution rights, voting arrangements or operating covenants;

(i)     any pension, profit sharing, retirement, share option or share ownership plans;

(j)     any royalty or dividend arrangement that involves the payment by the Company of more than US$100,000 annually based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any Material Contract;

(k)     any material acquisition, merger, asset purchase or other similar agreement;

(l)     any sales agreement with any key customer of the Company;

(m)     any Contract under which the Company or any of its Subsidiaries has granted any Person any registration rights, or any right of first refusal, first offer or first negotiation with respect to any Securities or securities of any Subsidiaries of the Company;

(n)     any Contract relating to the formation, creation, operation, management or Control of any partnership, joint venture, limited liability company or similar arrangement;

(o)     any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person; or

(p)     any Contract or series of Contracts pursuant to which the Company Controls any Affiliate.

Section 4.15 Environmental Matters.  To the Company's knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company's knowledge, there is no pending or threatened investigation that might lead to such a claim.

Section 4.16 Insurance.  The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which and where the Company and the Subsidiaries are engaged.  All premiums due and payable under all such policies and bonds have been, or will be, timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds.  Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company's knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company (i) maintains directors' and officers' liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage as the Company believes to be prudent and customary for similarly situated companies, (ii) has timely paid all premiums on such policies, and (iii) there has been no lapse in coverage during the term of such policies.

Section 4.17 Litigation. Neither the Company nor any of its Subsidiaries, nor any of their directors or officers in their capacity as such with the Company, is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other claims, suits, actions or proceedings or governmental or regulatory investigations (“Proceedings”) of any nature (i) against the Company or any of its Subsidiaries or (ii) to which any of their interests or material properties or assets is subject, except for any Proceedings which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) any Proceedings that seek to restrain or enjoin the consummation of the transactions contemplated by the Transaction Documents. There is no judgment, order, injunction or decree (“Judgment”) outstanding against Company, any of its Subsidiaries, any of their equity interests, material properties or assets, or any of their directors and officers (in their capacity as directors and officers), except for any Judgment which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.18 Compliance with Applicable Laws; Permits. (a) The Company and each of its Subsidiaries have conducted their businesses in compliance with all applicable U.S. and other national, federal, provincial, state and other Laws (including any applicable antitrust or competition Laws) and applicable requirements of the NASDAQ in all material respects.

(b)     The Company and each of its Subsidiaries have all permits, licenses, authorizations, consents, orders and approvals (collectively, “Permits”) of, and have made all filings, applications and registrations with, any Governmental Authority that are required in order to carry on their business as presently conducted, except where the failure to have such Permits or the failure to make such filings, applications and registrations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and all such Permits are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c)     The Company is not in violation of any listing requirements of the NASDAQ and has no knowledge of any facts that would reasonably be expected to lead to delisting or suspension of its Common Stocks from the NASDAQ in the foreseeable future.

Section 4.19 Tax Status. The Company and each of its Subsidiaries (a) has made or filed in a timely manner (within any applicable extension periods) and in the appropriate jurisdictions all foreign, federal and state income and all other tax returns, reports, information statements and other documentation (including any additional or supporting materials) required to be filed or maintained in connection with the calculation, determination, assessment or collection of any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties (each a “Tax”), including all amended returns required as a result of examination adjustments made by any Governmental Authority responsible for the imposition of any Tax (collectively, the “Returns”), and such Returns are true, correct and complete in all material respects, (b) has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such Returns, except those being contested in good faith, not finally determined, and (c) has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Returns apply. Neither the Company nor any of its Subsidiaries has received notice regarding unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction and the Company is not aware of any reasonable basis for such claim. No Returns filed by or on behalf of the Company or any of its Subsidiaries with respect to Taxes are currently being audited or examined. Neither the Company nor any of its Subsidiaries has received notice of any such audit or examination.

Section 4.20 Patents and Trademarks.  The Company and its Subsidiaries own, possess, license, or can acquire on reasonable terms, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted as disclosed in the SEC Reports except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect.  Except as set forth in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) other than with respect to licensed Intellectual Property, there are no rights of third parties to any such Intellectual Property; (ii) to the Company's Knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's Knowledge, threatened Proceeding by others challenging the Company's and/or its Subsidiaries' rights in or to any such Intellectual Property (other than licensed Intellectual Property in which case to the Company's knowledge there is no such Proceeding by others pending or threatened); (iv) there is no pending or, to the Company's knowledge, threatened Proceeding by others challenging the validity or scope of any such Intellectual Property (other than licensed Intellectual Property in which case to the Company's knowledge there is no such Proceeding by others pending or threatened); and (v) there is no pending or, to the Company's knowledge, threatened Proceeding by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, service mark, trade name, copyright, invention, trade secret, technology, Internet domain name, know-how or other proprietary rights of others.

Section 4.21 Labor and Employment Matters. (a) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries as of the date hereof. There are no unfair labor practice complaints pending, or to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries before any Governmental Authority. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company or its Subsidiaries (i) is in compliance with all applicable Laws relating to employment and employment practices, (ii) has withheld and paid in full to the appropriate Governmental Authority, or is holding for payment not yet due to such Governmental Authority, all amounts required to be withheld from or paid with respect to the Company’s employees, and (iii) is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no material claim with respect to payment of wages, salary, overtime pay, withholding individual income taxes, social security fund or housing fund that has been asserted and is now pending or, to the knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any of its Subsidiaries. There is no Proceeding with respect to a material violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries.

(b)     Each Company Employee Plan is in compliance in all material respects with its terms and the requirements of all applicable Laws. No Proceeding is now pending or, to the knowledge of the Company, threatened with respect to any Company Employee Plan (other than claims for benefits in the ordinary course). All employer and employee contributions to each Company Employee Plan required by applicable Laws or by the terms of such Company Employee Plan have been made, or, if applicable, accrued in accordance with normal accounting practices and in compliance in all material respects with its terms and the requirements of all applicable Laws. Each Company Employee Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities.

Section 4.22 Title to Property and Assets. (a) Each of the Company and its Subsidiaries has good and marketable title to, or a legal and valid right to use, all properties and assets (whether tangible or intangible) that it purports to own (including as reflected in its balance sheet) or that it uses, free and clear of any and all Encumbrances, except for any defects in title or right or any Encumbrances that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. Such properties and assets collectively represent in all material respects all properties and assets necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted.

(b)     Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, (i) all current leases and subleases of property and assets entered into by the Company or any of its Subsidiaries are in full force and effect, valid and effective in accordance with their terms, subject to the Bankruptcy and Equity Exception, (ii) each of the Company and its Subsidiaries is in compliance with such leases and subleases, and (iii) the Company or such Subsidiary, as applicable, holds valid leasehold interests in the leased or subleased property and assets subject thereto, free of any and all Encumbrances. Neither the Company nor any of its Subsidiaries owns, holds, is obligated under or is a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

Section 4.23 Transactions With Affiliates. None of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner, other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under the Company Employee Plans.

Section 4.24 Brokers and Finders. Neither the Company nor any of its Affiliates is a party to any agreement, arrangement or understanding with any Person that would give rise to any valid right, interest or claim against or upon the Purchaser or the Company for any brokerage commission, finder’s fee or other similar compensation, as a result of the transactions contemplated by the Transaction Documents.

Section 4.25 No Additional Representations. The Company acknowledges that the Purchaser make no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Purchaser to the Company in accordance with the terms hereof and thereof.

Article V

AGREEMENTS OF THE PARTIES

Section 5.01 Further Assurances. Each of the Purchaser and the Company shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated by this Agreement on a timely basis, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of such transactions, and will cooperate and consult with the other and use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary Permits of, or any exemption by, all Governmental Authorities, necessary or advisable to consummate the transactions contemplated by this Agreement.

Section 5.02 Expenses. Except as otherwise provided in this Agreement and the other Transaction Documents, each party shall bear and pay its own costs, fees and expenses incurred by it in connection with the Transaction Documents and the transactions contemplated by the Transaction Documents.

Section 5.03 Confidentiality. (a) Each party shall keep confidential any non-public material or information with respect to the business operations, financial conditions, and other aspects of the other parties which it is aware of, or have access to, in signing or performing this Agreement, the Note and the other Transaction Documents (including written or non-written information, the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving party, (b) in the public domain through no fault of such receiving party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the knowledge of the receiving party, subject to a duty of confidentiality to the Company or (d) developed independently by the receiving party without reference to confidential information of the disclosing party. No party shall disclose such Confidential Information to any third party. Any Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement and the other Transaction Documents; and shall not use such Confidential Information for any other purposes. The parties hereby agree, for the purpose of this Section 5.03, that the existence and terms and conditions of this Agreement and exhibits hereof shall be deemed as Confidential Information.

(b)     Notwithstanding any other provisions in this Section 5.03, if any party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable Laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such party may, in accordance with its understanding of the applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable Laws; provided that the parties, to the extent permitted by applicable Law, will consult with each other before issuance, and provide each other the opportunity to review, comment upon and concur with, and use all reasonable efforts to agree on any press release or public statement with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and will not (to the extent practicable) issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by Law or any listing agreement with or requirement of the NASDAQ or any other applicable securities exchange, provided that the disclosing party shall, to the extent permitted by applicable Law or any listing agreement with or requirement of the NASDAQ or any other applicable securities exchange and if reasonably practicable, inform the other party about the disclosure to be made pursuant to such requirements prior to the disclosure.

(c)     Each party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Agreements; provided that, such party shall ensure such Persons strictly abide by the confidentiality obligations hereunder.

(d)     The confidentiality obligations of each party hereunder shall survive the termination of this Agreement. Each party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other party.

Section 5.04 Reservation of Shares. The Company shall maintain a reserve from its duly authorized but unissued shares, sufficient Common Stocks to enable the Company to comply with its obligations to issue the Purchased Shares.

Section 5.05 Information and Inspection Rights. The Company shall permit, subject to reasonable confidentiality provisions required by the Company as a publically-traded company, and shall cause each of its Subsidiaries to permit, each Purchaser, its respective representatives or any independent auditor or legal counsel appointed by the Purchaser, during normal business hours following reasonable notice by the Purchaser to the Company, to (i) visit and inspect any of the properties of the Company or any of its Subsidiaries, (ii) examine the books of account and records of the Company or any of its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers, and management employees of the Company or any of its Subsidiaries.

Section 5.06 Directors and Officers Insurance. The Company shall as from the Closing maintain or procure the maintenance of reasonable director and officer indemnity insurance policies with one or more reputable insurance companies in respect of all directors and officers of the Company. In all such insurance policies, the Purchaser Director shall be named as an insured in such a manner as to provide the Purchaser Director the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.

Article VI

MISCELLANEOUS

Section 6.01 Survival. Other than the representations and warranties set forth in Sections 3.01, 3.02, 4.01, 4.02, 4.03 and 4.06, which shall survive the Closing indefinitely, the representations and warranties of the parties set forth in Articles III and IV of this Agreement shall survive the execution and delivery of this Agreement and the Closing until the date that is 24 months after the Closing. All of the covenants or other agreements of the parties contained in this Agreement shall survive the Closing until fully performed in accordance with their terms.

Section 6.02 Indemnification.

(a)     Indemnification of Purchaser. The Company (the “Indemnitor”) shall defend, protect, indemnify and hold harmless the Purchaser and its Affiliates, shareholders, partners, members, officers, directors, employees, agents or other representatives (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, diminution in value, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Indemnitor in this Agreement and other Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Indemnitor contained in this Agreement or the other Transaction Documents, and (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party arising out of or as a result of any breach of any representation or warranty made by the Indemnitor or any breach of any covenant, agreement or obligation of the Indemnitor under the Transaction Documents. To the extent that the foregoing undertaking by the Indemnitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law.

(b)     Indemnification of Company. Purchaser shall defend, protect, indemnify and hold harmless the Company and its Affiliates, shareholders, partners, members, officers, directors, employees, agents or other representatives (collectively, “Company Indemnitees”) from and against any and all actions, causes of action, suits claims, losses, diminution in value, costs, penalties, fees, liabilities, damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Purchaser in this Agreement and other Transaction Documents, (b) any breach of any covenant, agreement or obligation of Purchaser contained in this Agreement or the other Transaction Documents, and (c) any cause of action, suit or claim brought or made against such Company Indemnitee by a third party arising out of or as a result of any breach of any representation or warranty made by Purchaser or any breach of any covenant, agreement or obligation of Purchaser under the Transaction Documents. To the extent that the foregoing undertaking by Purchaser may be unenforceable for any reason, Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities that is permissible under applicable Law.

Section 6.03 Limitation to the Indemnitor’s Liability. Notwithstanding anything to the contrary in this Agreement:

(a)     the Indemnitor shall have no liability to the Indemnitees under Section 6.02(a) with respect to any misrepresentation or breach of any representation or warranty made by the Indemnitor in this Agreement unless the aggregate amount of Indemnified Liabilities suffered or incurred by the Indemnitees thereunder exceeds US$100,000, in which case the Indemnitor shall be liable for all Indemnified Liabilities pursuant to Section 6.02(a); provided that, the limitation under this Section 6.03(a) shall not apply to (i) any misrepresentation or breach of any representation or warranty under Section 4.01, 4.02, 4.06 or 4.19 hereof or (ii) any Indemnifiable Liabilities resulting from or arising out of, directly or indirectly, fraud, intentional concealment of material facts or other willful misconduct on the part of the Indemnitor.

(b)     the maximum aggregate liabilities of the Indemnitor in respect of Indemnified Liabilities pursuant to Section 6.02(a) with respect to any misrepresentation or breach of any representation or warranty made by the Indemnitor in this Agreement shall be subject to a cap equal to the Purchased Shares Purchase Price; provided that, the cap under this Section 6.03(b) shall not apply to (i) any misrepresentation or breach of any representation or warranty under Section 4.01, 4.02, 4.06 or 4.19 hereof or (ii) any Indemnifiable Liabilities resulting from or arising out of, directly or indirectly, fraud, intentional concealment of material facts or other willful misconduct on the part of the Indemnitor; and

(c)     notwithstanding any other provision contained herein and except in the case of fraud, intentional misrepresentation and/or willful misconduct, from and after the Closing, this Section 6.03 shall be the sole and exclusive remedy of any of the Indemnitees for any claims against the Indemnitor arising out of or resulting from this Agreement and the transactions contemplated hereby; provided that the Indemnitee shall also be entitled to specific performance or other equitable remedies in any court of competent jurisdiction pursuant to Section 6.14 hereof.

(d)     Notwithstanding anything in this Agreement to the contrary, for the sole purpose of determining the amount of Indemnified Liabilities (and not for determining whether any misrepresentation or breach of representations or warranties have occurred), the representations and warranties contained in Article IV shall be deemed to have been made without being qualified by “materiality” or “Material Adverse Effect” or similar qualifications, except to the extent such “materiality” qualifier or word of similar import is used for the express purpose of listing any information on the Disclosure Letter rather than qualifying a statement.

Section 6.04 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws thereunder.

Section 6.05 Arbitration. (a) Any dispute, controversy, difference or claim arising out of or relating to this letter agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the American Arbitration Association in force when the Notice of Arbitration is submitted.

(b)     The seat of arbitration shall be Phoenix, Arizona.

(c)     The number of arbitrators shall be three. The arbitrators shall be appointed in accordance with the American Arbitration Association rules.

(d)     It shall not be incompatible with this arbitration agreement for any party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

Section 6.06 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. A facsimile or “PDF” signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

Section 6.07 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.

Section 6.08 Entire Agreement. This Agreement, the Registration Rights Agreement and the other Transaction Documents, together with all the schedules and exhibits hereto and thereto and the certificates and other written instruments delivered in connection therewith from time to time on and following the date hereof, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof and thereof.

Section 6.09 Notices. Except as may be otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) Business Day after deposit with an internationally recognized overnight courier service; or (d) when sent by confirmed electronic mail if sent during normal business hours of the recipient, or if not, then on the next Business Day, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Kona Grill, Inc.
Address:	15059 N. Scottsdale Road Suite M-300 Scottsdale, AZ 85254
Telephone:	(480) 922-8100
Email:	hing@konagrill.com
Facsimile:	(480) 991-6811
Attention:	Christi Hing

with a copy (for informational purposes only) to:

Douglas T. Holod
Address:	3300 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-4140
Telephone:	(612) 672-8313
Email:	doug.holod@maslon.com
Facsimile:	(612) 642-8313
Attention:	Douglas T. Holod

If to the Purchaser:

Berke Bakay
Address:	15059 N. Scottsdale Road, Suite M-300 Scottsdale, AZ 85254
Telephone:	(480) 429-5407
Email:	bakay@konagrill.com
Attention:	Berke Bakay

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 6.09 by giving the other parties written notice of the new address in the manner set forth above.

Section 6.10 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person (other than the Indemnitees) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.11 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that the Purchaser may assign any of its rights, interests, or obligations hereunder to an Affiliate of the Purchaser without the prior written consent of the Company, including but not limited to the rights to purchase and acquire the Purchased Shares from the Company.

Section 6.12 Construction. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 6.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.14 Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the parties to this Agreement shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.

Section 6.15 Amendment; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the parties hereto. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the party against whom such waiver is to be effective. Any amendment or waiver effected in accordance with this Section 6.15 shall be binding upon the Company and the Purchaser and their respective assigns. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

KONA GRILL, INC.

 /s/ Christi Hing

Name: Christi Hing

Title:   Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

/s/ Berke Bakay

Name: Berke Bakay

Exhibit A

Registration Rights Agreement